                                                               Exhibit 10.44


                           CONTENT LICENSE AGREEMENT

THIS CONTENT LICENSE AGREEMENT (this "Agreement") is entered into and is effective as of the Effective Date set forth on Exhibit A attached hereto
                                                ---------
between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo"), and eDiets.com Inc., a Delaware corporation with offices located at 3467 Hillsboro Blvd. Suite 2, Deerfield Beach, FL 33442 ("Licensor").

The parties agree as follows:

SECTION 1: DEFINITIONS
----------------------

1.1 Definitions. Unless otherwise specified, capitalized terms used in this
    -----------
Agreement, Exhibit A and its respective Schedules will have the following
           ---------
meanings:

"Affiliate" means any company or other entity worldwide, including without limitation corporations, partnerships, joint ventures, and limited liability companies, in which Yahoo directly or indirectly holds at least a 20% ownership, equity, or financial interest.

"Co-Branded Pages" means those pages hosted by Yahoo, co-branded with the Yahoo Brand Features and the Licensor Brand Features where the Licensor content is the sole substantive content.

"Enhancements" means any and all derivative works, improvements or modifications made to or created from the Licensor Content by Licensor.

"Intellectual Property Rights" means any and all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, or similar intellectual property rights, as well as any and all moral rights, rights of privacy, publicity and similar rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic.

"Internet" means the worldwide collection of computers, networks, infrastructure, connections and devices, whether now known or later developed, that can access, connect to, communicate with, or transfer data to, from, through or by way of the worldwide collection of networks (including without limitation telephone, wireless and third party networks) that is commonly referred to as the "Internet."

"Licensor Brand Features" means all trademarks, service marks, logos and other distinctive brand features of Licensor that are used in or relate to the Licensor Content as listed and described in Exhibit A under the heading "Brand
                                            ---------
Features--Licensor Brand Features."

"Licensor Content" means, collectively, all of the content and updates, software, and methods and functionality related to such content, provided or made available to Yahoo or its Affiliates by Licensor pursuant to this Agreement, and as further described and specified in Exhibit A under the heading
                                                     ---------
"Licensor Content--General Description." The term "Licensor Content" includes without limitation any and all audio and audiovisual materials, data, images, files, hypertext links, scripts and Enhancements provided or made available to Yahoo or its Affiliates pursuant to this Agreement, and all Teaser Content.

"Licensor Restricted Companies" means [__________].

"Licensor Site" means the Licensor Internet site that is currently located at http://www.eDiets.com and any other Licensor-branded Internet site mutually
---------------------
agreed upon by the parties. The term "Licensor Site" includes any and all additional, substitution, mirror, derivative, or successor sites or URLs at which the site may be located during the Term of this Agreement.

"Teaser Content" means any portion of the Licensor Content that (a) is streamed from or reproduced on or within the Yahoo Properties; (b) consists of a small excerpt of the Licensor Content (e.g., a headline, thumbnail photograph, audiovisual clip or summary) which does not change the meaning of the Licensor Content; and (c) is directly associated, connected or linked to the Licensor Content from which that Teaser Content was derived or links directly to a page location on the Licensor Site.

"User" means any individual or entity that uses any Yahoo Property for his, her, or its own personal or business purposes.

"Yahoo Brand Features" means the trademarks, service marks, logos and other distinctive brand features of Yahoo and its Affiliates that are used in or relate to the Yahoo Properties as listed and described in Exhibit A under the
                                                          ---------
heading "Brand Features--Yahoo Brand Features."

"Yahoo Restricted Companies" means, collectively: (a) the entities listed in Exhibit A under the heading "Additional Restricted Companies" as that list may
---------
be revised by Yahoo from time to time, including all of the listed entities' parent or controlling companies, successors in interest, subsidiaries, affiliates, acquisitions, and acquirers during the Term; and (b)


*** Brackets indicate where material has been omitted pursuant to a Confidential
    Treatment Request.

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                                                   Santa Clara, California 95051
general navigational guides or online services similar to Yahoo (including, but not limited to, those services operated by [_________________________________________________________________________] and
their respective successors in interest).

"Yahoo Property" or "Yahoo Properties" means any or all of Yahoo's or its Affiliates' worldwide properties, software, products, services, sites and pages, including, without limitation, those accessible in whole or in part through the Internet, whether presently existing or later developed, that are developed in whole or in part by or for Yahoo or its Affiliates.

SECTION 2: GRANT OF LICENSES
----------------------------

2.1  Grant of License by Licensor. Subject to the terms of this Agreement and
     ----------------------------
its Exhibits, Licensor grants to Yahoo and its Affiliates during the Term:

(a)  Licensor Content. A non-exclusive, worldwide, fully paid up, royalty free
     ----------------
     right and license to use, copy, encode, store, archive, distribute, transmit, modify, translate, create Teaser Content, render into an audible format, publicly display and publicly perform the Licensor Content in whole or in part via any means, including, without limitation, the Internet, in connection with any Yahoo Property. Yahoo's and its Affiliates' license to modify the Licensor Content is limited to modifying the Licensor Content to fit the format and the look-and-feel of the Yahoo Properties.

(b)  Licensor Brand Features. A non-exclusive, worldwide, fully paid up, royalty
     -----------------------
     free right and license to use, copy, encode, store, archive, distribute, transmit, render into an audible format, publicly display and publicly perform the Licensor Brand Features: (1) in connection with the presentation of the Licensor Content on the Yahoo Properties; and (2) in connection with the marketing and promotion of the Yahoo Properties.

(c)  Right to Sublicense. The right to sublicense the rights and licenses set
     -------------------
     forth in Sections 2.1(a) and 2.1(b) in connection with any mirror site, derivative site, or distribution arrangement concerning any Yahoo Property, including without limitation co-branded versions of any Yahoo Property. All sublicenses granted under this Section 2.1(c) will be subject to the same restrictions that apply to Yahoo with respect to the use of the Licensor Content and the Licensor Brand Features.

2.2  Grant of License by Yahoo. Subject to the terms and conditions of this
     -------------------------
Agreement, Yahoo grants to Licensor during the Term a non-exclusive, worldwide, fully paid right and license to use, copy, encode, store, archive, distribute, transmit and publicly display the Yahoo Brand Features only in connection with the Yahoo graphic link specified in Section 4.3.

2.3  No Other Licenses. No licenses are granted by either party except for those
     -----------------
expressly set forth in this Section 2, and all rights and licenses not expressly granted in this Section 2 are reserved by the parties. Nothing in this Agreement restricts, or should be deemed to restrict, either party's right to exercise any rights or licenses received from any third parties or to grant other or similar rights or licenses to any third parties.

SECTION 3: YAHOO'S RESPONSIBILITIES
-----------------------------------

3.1  Yahoo as Executive Producer. Licensor acknowledges and agrees that Yahoo
     ---------------------------
is, and will at all times continue to be, the "executive producer" of the Yahoo Properties, and Yahoo will be solely responsible for the design, layout, look-and-feel, posting, and maintenance of any and all aspects of the Yahoo Properties, including without limitation the display and performance of the Licensor Content. Neither Yahoo nor any Affiliate has any duty or obligation, express or implied, to post, host, stream or otherwise include any of the Licensor Content in any Yahoo Property in the event that Yahoo reasonably believes that the Licensor Content (a) violates any law or regulation, (b) violates any third party's rights or (c) does not comply with Yahoo's technical specificiations or editorial guidelines. Further, nothing in this Agreement obligates Yahoo to provide Licensor at any time any physical embodiment or electronic copy of any Licensor Content. From time to time during the term, the Parties will meet to review the performance of this Agreement to attempt to optimize the number of User Registrations.

3.2  Advertising Rights. Yahoo has the sole right to sell or license any and all
     ------------------
advertising and promotional rights with respect to the Yahoo Properties (including without limitation on all Internet pages of the Yahoo Properties that contain Licensor Content or during the streaming of the Licensor Content from or through the Yahoo Properties), and Yahoo will be entitled to retain any and all revenue generated from any sales or licenses of such advertising or promotional rights. Nothing in this Agreement obligates or may be deemed to obligate Yahoo or any Affiliate to sell, license or offer to sell or license any advertising or promotional rights.

3.3  Licensor Links and Other Attribution. Yahoo agrees to provide the links,
     ------------------------------------
attributions and copyright and other proprietary notices (including trademark notices) specified in Exhibit A under the heading "Licensor Links and Other
                      ---------
Attributions" in connection with the display or performance of the Licensor Content (excluding any display or performance of Teaser Content) in the locations specified therein. Notwithstanding the foregoing sentence, Yahoo may reasonably modify or exclude such links, attributions and notices to the extent that Yahoo deems such links, attributions and notices are impractical or inappropriate for the wireless device on which the Licensor Content is intended to be reproduced, displayed or performed.


*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

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

3.4  Licensor Restricted Companies. Yahoo agrees that neither it nor any
     -----------------------------
Affiliate will place any advertisements by or on behalf of the Licensor Restricted Companies (i) on the [___________] for the term of this Agreement or
(ii) on the [___________ ] currently located at [________________] for a period of [_________] from the Effective Date. This restriction does not apply in the case of non-targeted, "run-of-site" advertisements placed on the Yahoo Properties, or to links or advertisements in place on the Yahoo Properties prior to the Effective Date of this Agreement.

SECTION 4: LICENSOR'S RESPONSIBILITIES
--------------------------------------

4.1  Licensor Assistance. Licensor will provide reasonable on-going assistance
     -------------------
to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, encoding, transmission and maintenance of the Licensor Content, as Yahoo may reasonably request. Licensor will use its best efforts to ensure that the Licensor Content is timely, accurate, comprehensive and updated regularly as set forth in this Agreement.

4.2  Updates; Enhancements. During the term of this Agreement, Licensor must
     ---------------------
deliver the Licensor Content and updates to the Licensor Content to Yahoo in accordance with this Agreement, including, without limitation, any formatting, delivery and technical specifications. Licensor also must provide Yahoo with reasonable prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content, and must make such Enhancements available to Yahoo upon [________________] terms.

4.3  Yahoo Attribution. During the Term, Licensor must place a "Back to Yahoo"
     -----------------
graphic link above the fold on those pages of the Licensor Site to which Users click-through from any link on the Yahoo Properties specified in this Agreement. The Yahoo graphic link referred to in the previous sentence must (a) be placed in a manner determined by Licensor subject to approval by Yahoo; (b) contain the Yahoo Brand Features exactly as provided to Licensor by Yahoo; and (c) directly link the User back to the location on the Yahoo Properties from which the User originated or another location on the Yahoo Properties designated by Yahoo. Licensor agrees that it will not disable the "Back" button on the Internet browsers of Users who click-through to Licensor Site from any link on the Yahoo Properties specified in this Agreement or otherwise interfere with the normal navigational functionality of such Internet browsers. The Parties agree that Licensor may notify Yahoo in writing with evidence to show that the "Back to Yahoo" graphic link is negatively impacting the conversion of User Registrations. In such event, Yahoo may in its discretion waive or modify, in writing, Licensor's responsibilities under this Section 4.3.

4.4   Exclusion of Yahoo Restricted Companies from Licensor Site. In no event
      -----------------------------------------------------------
may any page on the Licensor Site to which Users click-through from any Licensor Content or from any Licensor advertisement or promotion on the Yahoo Properties contain any links, advertising, or promotions for any Yahoo Restricted Company. This restriction does not apply in the case of non-targeted, "run-of-site" advertisements placed on the Licensor Site, or to links or advertisements in place on the Licensor Site prior to the Effective Date of this Agreement, provided that Licensor agrees that it will not renew, or permit the renewal of, any obligation in violation of this Section 4.4.

SECTION 5: REPRESENTATIONS AND WARRANTIES; DISCLAIMERS
------------------------------------------------------

5.1  Licensor Representations and Warranties.
     ---------------------------------------

(a)  Non-Infringement. Licensor represents and warrants that, as of the
     ----------------
     Effective Date and continuing throughout the Term of this Agreement, the Licensor Content and Yahoo's or its Affiliates' exercise of any license granted to them in Section 2.1, does not and will not, infringe the rights of any third party, including without limitation any Intellectual Property Rights, rights of publicity, rights of personality, rights of privacy, rights to payment of royalties, or any other rights of third parties not specifically identified in this Section 5.1(a); or result in any tort, injury, damage or harm to any third party.

(b)  Pending or Potential Claims. Licensor represents and warrants that, as of
     ---------------------------
     the Effective Date, Licensor is not aware of any pending or threatened claims, suits, actions, or charges pertaining to the Licensor Content, including without limitation any claims or allegations that any or all of the Licensor Content infringes, violates, or misappropriates the Intellectual Property Rights of any third party. Licensor agrees that it will notify Yahoo immediately if Licensor becomes aware of any actual or potential claims, suits, actions, allegations or charges that could affect either party's ability to fully perform its duties or to exercise its rights under this Agreement.

(c)  Licensor Content Clearances. Licensor will be solely responsible for the
     ---------------------------
     acquisition of any and all third party clearances, permissions and licenses which are necessary in connection with Yahoo's or its Affiliates' exercise of any license granted them in Section 2.1, including, without limitation, with respect to the use of any copyrighted or trademarked materials and the use of any names, likenesses or biographical materials, and for the payment of any and all applicable guild fees and for any and all residuals, payments, fees or royalties, if any, payable under any collective bargaining agreement or otherwise. By way of example, and not limitation, as between Yahoo and Licensor, Licensor would be responsible to pay any and all residuals required to be paid under any "Basic Agreement" of the Director's Guild of America, the Writer's Guild of America, or the Screen Actor's Guild for "Supplemental Market" showings of the Licensor Content.


*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

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                                                   Santa Clara, California 95051

5.2  DISCLAIMERS. NONE OF YAHOO, ITS AFFILIATES OR LICENSOR MAKE ANY
     -----------
REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY LICENSOR IN SECTION 5.1. YAHOO, ITS AFFILIATES, AND LICENSOR EXPRESSLY DISCLAIM ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

SECTION 6: INDEMNIFICATION
--------------------------

6.1  Licensor's Indemnification Obligation. Licensor must, at its own expense,
     -------------------------------------
indemnify, defend and hold harmless Yahoo, its Affiliates and each of their respective officers, directors, employees, representatives, licensees and agents from and against and in respect of any and all claims, liabilities, allegations, suits, actions, investigations, judgments, deficiencies, settlements, inquiries, demands or other proceedings of whatever nature or kind, whether formal or informal, brought against Yahoo, its Affiliates or any of their respective officers, directors, employees, representatives, licensees or agents, as well as from and against and in respect of any and all damages, liabilities, losses, costs, charges, fees and expenses, including without limitation reasonable legal fees and expenses, as and when incurred, relating to, based upon, incident to, arising from, or in connection with (a) the breach by Licensor of any of its representations or warranties in Section 5.1; (b) any claim or allegation that the Licensor Content or the Licensor Brand Features infringes in any manner any Intellectual Property Right or any other right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or violates any rights of any person or entity, including without limitation rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, deceptive trade practice, breach of contract, injury, damage or harm of any kind to any third party. Licensor agrees that it may not, without Yahoo's prior written consent, enter into any settlement or compromise of any claim that results in any admission of liability or wrongdoing on the part of Yahoo or its Affiliates. It is understood and agreed that neither Yahoo nor any of its Affiliates intends, or will be required, to edit or review for accuracy or appropriateness any Licensor Content.

SECTION 7: LIMITATION OF LIABILITY
----------------------------------

7.1 EXCEPT FOR LICENSOR'S INDEMNIFICATION OBLIGATIONS IN SECTION 6.1, UNDER NO CIRCUMSTANCES WILL LICENSOR, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT FOR LICENSOR'S INDEMNIFICATION OBLIGATIONS IN
SECTION 6.1, IN NO EVENT WILL YAHOO, ITS AFFILIATES OR LICENSOR'S, TOTAL LIABILITY UNDER THIS AGREEMENT EXCEED [________]. FURTHER, NEITHER YAHOO NOR ITS AFFILIATES WILL BE LIABLE FOR ANY LOSS OF DATA OR ANY INTERRUPTION OF ANY YAHOO PROPERTY DUE TO ANY CAUSE. The parties agrees that the foregoing represents a fair allocation of risk hereunder.

SECTION 8: TERM AND TERMINATION
-------------------------------

8.1 Initial Term and Renewals. This Agreement will become effective as of the
    -------------------------
Effective Date and will, unless sooner terminated as provided below or as otherwise mutually agreed in writing, remain effective for a term of twelve months (the "Initial Term"). After the Initial Term, this Agreement will automatically renew for successive additional periods equal to such term length and obligations (each a "Renewal Term") unless one of the parties delivers to the other party a written non-renewal notice. In order for such notice to be effective, it must be received by the other party at least 60 days prior to the end of the then-current Term. As used in this Agreement, "Term" means the Initial Term and all Renewal Terms, if any.

8.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be
    ---------------------
terminated by either party immediately upon notice to the other party if the other party: (a) has a receiver or similar party appointed for its property, becomes insolvent, acknowledges its insolvency in any manner, ceases to do business, makes an assignment for the benefit of its creditors, or files a petition in bankruptcy; (b) engages in any unlawful business practice related to that party's performance under the Agreement; or (c) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within 30 days following written notice to the breaching party.

8.3 Effect of Termination. Any termination pursuant to this Section 8 will be
    ---------------------
without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination, and the parties will immediately cease representing to the public any affiliation between them in connection with the subject matter of this Agreement. The provisions of Sections 1, 5, 6, 7, 9, 10 and 11 of this Agreement and this Section 8.3 will survive the expiration or termination of this Agreement for any reason.


*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

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                                                   Santa Clara, California 95051

SECTION 9: OWNERSHIP
--------------------

9.1  By Licensor. Yahoo acknowledges and agrees that: (a) as between Licensor
     -----------
on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; and (b) nothing in the Agreement confers in Yahoo or an Affiliate any right of ownership in the Licensor Content or the Licensor Brand Features.

9.2  By Yahoo. Licensor acknowledges and agrees that: (a) as between Licensor on
     --------
the one hand, and Yahoo and its Affiliates on the other, Yahoo or its Affiliates own all right, title and interest in the Yahoo Properties (except for any Licensor Content or Licensor Brand Features appearing in the Yahoo Properties) and the Yahoo Brand Features; and (b) nothing in the Agreement confers in Licensor any right of ownership in the Yahoo Brand Features. Yahoo and its Affiliates will own any derivative works or improvements created under the Agreement that are based upon or that incorporate the Licensor Content, excluding the Licensor Content itself.

9.3  User Data. With the exception of that information provided as part of the
     ---------
Evaluation Tool (as defined in Exhibit A), all information and data provided to Yahoo by users of the Yahoo properties or otherwise collected by Yahoo relating to user activity on the Yahoo properties will be retained by and owned solely by Yahoo. All information and data provided to Licensor on the Licensor Site or otherwise collected by Licensor relating to user activity on the Licensor Site will be retained by and owned solely by Licensor. Each party agrees to use such information only as authorized by the user and will not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail", "spam", or any other unsolicited mass distribution of information. Licensor will only email users who "opt-in" to receive emails from Licensor.

SECTION 10: PUBLIC ANNOUNCEMENTS
--------------------------------

10.1 Public Announcements. The parties agree that a press release will be issued
     --------------------
regarding this Agreement; provided, however, that the language and timing of such press release, and any other public announcement or press release about the existence or terms of this Agreement, must be mutually approved and consented to in writing in advance by the parties, which approval and consent will not be unreasonably withheld.

10.2 Confidentiality. The terms and conditions of this Agreement are strictly
     ---------------
confidential and may not be disclosed by Yahoo and its Affiliates on one hand or by Licensor on the other to any third party, except to Yahoo's, its Affiliates', or Licensor's professional advisors who are bound by an obligation of confidentiality and non-disclosure.

10.3 Confidential Treatment Requests. If Licensor or any successor in interest
     -------------------------------
to Licensor intends to file this Agreement with the Securities and Exchange Commission or any other securities exchange or market, regulatory authority or similar body, then the filing party must provide to Yahoo, no less than 10 business days before the expected date of the filing, a copy of this Agreement and any amendments to this Agreement marked to show the items on which the filing party plans to seek confidential treatment. The filing party must expand any confidential treatment requests to include those provisions of this Agreement indicated by Yahoo as terms on which Yahoo requests confidential treatment. Without limiting what constitutes a material breach under this Agreement, any failure to comply with this Section 10.3 will be deemed a material breach of this Agreement by Licensor.

SECTION 11: NOTICE; MISCELLANEOUS PROVISIONS
--------------------------------------------

11.1  Notices.  All notices, requests and other communications called for by
      -------
this Agreement and its Exhibits must be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, provided that notices sent to Yahoo after July 30, 2001 should be sent to 701 1st Avenue, Sunnyvale, CA 94086, Fax: (408) 731-3301
Attention: Senior Vice President (e-mail: [_____________]), with a copy to its General Counsel (e-mail: [_____________]), and if to Licensor at the physical and electronic mail addresses set forth for the Contact specified in Exhibit A,
                                                                     ---------
or to such other addresses as either party may specify to the other in writing. Notice by any other means will be deemed made when actually received by the party to which notice is provided.

11.2  Assignment. This Agreement will bind and inure to the benefit of each
      ----------
party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that either party may assign this Agreement without consent
--------  -------
in connection with any merger, consolidation, any sale of all or substantially all of its assets or any other transaction in which more than fifty percent of its voting securities are transferred, except that Licensor may not, without Yahoo's consent, engage in such a transaction with a third party that (a) at the time of the transaction is a Yahoo Restricted Company as defined in Section 1 of this Agreement, (b) would negatively impact Yahoo's brand (ex. pornography or gambling) or (c) would not be able to perform the obligations under this Agreement. Any attempt to assign or transfer this Agreement other than in accordance with this provision will be null and void.

11.3  Governing Law. This Agreement and its Exhibits will be governed by and
      -------------
construed using California law, without giving effect to California conflict of law provisions or to constructive presumptions favoring either party. The parties consent to venue and the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California.


*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

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

11.4    Relationship of the Parties. The parties acknowledge and agree that they
        ---------------------------
are dealing with each other as independent contractors. Neither this Agreement, nor any terms and conditions contained in this Agreement may be construed as creating or constituting an employee-employer relationship, a partnership, a joint venture, a franchise, or an agency between Licensor and Yahoo. Neither Licensor nor Yahoo may bind the other in contracts with third parties or make promises or representations on behalf of the other party without a signed written consent, and employees and agents of one party are not for any purpose employees or agents of the other. Neither party owes the other party or any third party any compensation for performing the actions contemplated by this Agreement, except as expressly set forth in this Agreement. This Agreement is made for the benefit of Yahoo, its Affiliates and Licensor only, and this Agreement is not for the benefit of, and was not created for the benefit of, any third parties.

11.5    Severability. If any provision or part of a provision in this Agreement
        ------------
or the Exhibits is held to be illegal, invalid, or unenforceable by a court or other decision making authority of competent jurisdiction, then the remainder of the provision will be enforced so as to effect the intention of the parties, and the validity and enforceability of all other provisions in this Agreement and its Exhibits will not be affected or impaired.

11.6    No General Waiver. Waiver of any one default will not waive subsequent
        -----------------
defaults of the same or different kind, and no failure or delay of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of those rights.

11.7    Amendments. This Agreement and its Exhibits may be amended only by a
        ----------
written agreement signed by authorized representatives of both parties.

11.8    Counterparts. This Agreement may be executed in counterparts, each of
        ------------
which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery of this Agreement may be evidenced by facsimile; however, the parties will deliver original execution copies of this Agreement to one another as soon as practicable following execution.

11.9    Interpretation of the Agreement and these Terms. The parties desire that
        -----------------------------------------------
this Agreement and its Exhibits be construed fairly, according to their terms, in plain English, without constructive presumptions against the drafting party, and without reference to the section headings, which are for reference only.

11.10    Complete Agreement. This Agreement, Exhibit A and its respective
         ------------------                  ---------
Schedules are the complete and exclusive agreement between the parties with respect to the subject matter contemplated by this Agreement, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings, both oral and written, regarding that subject matter.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



YAHOO! INC.                                LICENSOR: EDIETS.COM INC.
                                                     ---------------

By: /s/ Matthews G. Rightmore              By: /s/ Ronald Caporale
    ----------------------------------         ---------------------------------

Name: Matthews G. Rightmore                Name: Ronald Caporale
      --------------------------------           -------------------------------

Title: VP/6M, Media                        Title: EVP Business Development
       -------------------------------            ------------------------------

Date: 4/4/01                               Date: 4/4/01
      --------------------------------           -------------------------------

                                    CLAST-6                    [LOGO]
                                                      3420 Central Expressway,
                                                   Santa Clara, California 95051

EXHIBIT A

BRAND FEATURES
------------------------------------------------------------------
LICENSOR BRAND FEATURES                  YAHOO! BRAND
                                         FEATURES
------------------------------------------------------------------
eDiets.com Inc.                          "Yahoo!" in text

eDiets.com Inc.-related logos            "Yahoo!" in stylized logo
                                         format


------------------------------------------------------------------

LICENSOR CONTENT
-------------------------------------------------------------------------------------------------------------------------------
INITIAL DELIVERY             As mutually       UPDATE                   [_] Daily   [_] Weekly  [_] Monthly  [X] Other: to be
DATE:                        agreed.           FREQUENCY:               mutually agreed upon ________________________
-------------------------------------------------------------------------------------------------------------------------------
GENERAL DESCRIPTION                  [_]  see Schedule __ (if applicable)
-------------------------------------------------------------------------------------------------------------------------------

 .  Licensor will supply Yahoo with
   - the first page of its evaluation tool (the "Evaluation Tool") which will be used to develop a program specification for each user who (i) chooses to complete the first page of the Evaluation Tool on the Co-Branded Pages of the weight loss area on Yahoo Health and (ii) then chooses to complete the Evaluation Tool on the Licensor Site. The Evaluation Tool currently includes the following information fields: age, height, weight, sex and email address. Any changes to such content will be mutually agreed to by the parties in writing. Unless the parties otherwise agree in writing, from the Evaluation Tool, the user will be directed to a splash page hosted by Yahoo with content determined by Yahoo to notify the user that the Evaluation Tool content is being provided to Licensor.
   - And other mutually agreed upon content that Yahoo desires to use to build out the Co-Branded Pages.
 . Licensor will supply Yahoo with a feed of text-based healthy recipes which will be distributed within the recipe database on Yahoo Living. The recipe database will be accessible from the front page of Food on Yahoo Living. These recipes will be clearly attributed to Licensor on those pages where the Licensor recipe is the sole substantive content and will provide 3 text links back to contextually relevant areas on the Licensor Site.
 . Licensor will supply Yahoo with a feed of text-based weight loss tips, to be mutually approved, which will be distributed through the My Yahoo Daily Tips Module. The "My Yahoo Daily Tips Module" means a module that a user can choose to add to their personalized My Yahoo page that contains weight loss tips provided by Licensor, each of which link to a Co-Branded Page with the full article of the weight loss tips that is designed by Yahoo with the Yahoo look and feel. These tips will be clearly attributed to Licensor on that page where the Licensor tip is the sole substantive content and will provide 3 links back to contextually relevant areas on Licensor Site.

--------------------------------------------------------------------------------
FORMATTING, DELIVERY, AND TECHNICAL SPECIFICATIONS   [_] see Schedule (if
                                                         applicable)
--------------------------------------------------------------------------------
To be mutually agreed to by the parties
--------------------------------------------------------------------------------
OTHER SPECIFICATIONS (optional)
--------------------------------------------------------------------------------
Subject to the terms of the Agreement, the Licensor Content, if distributed by Yahoo, will appear on Co-Branded Pages within Yahoo Health within a weight loss area, designated as a "special advertising section" or "sponsored information".
--------------------------------------------------------------------------------

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                                    CLAST-7            3420 Central Expressway,
                                                   Santa Clara, California 95051


LICENSOR LINKS AND OTHER ATTRIBUTIONS                 [_] continued on Schedule __ (if                       ADDITIONAL
                                                      applicable)                                            RESTRICTED
                                                                                                             COMPANIES
---------------------------------------------------------------------------------------------------------
TYPE                LOCATION         DESCRIPTION AND SPECIFICATIONS (if hypertext linked,                    --------------
                                     specify destination)
---------------------------------------------------------------------------------------------------------
TEXT OR             Co-Branded       Branded mast-head hotlinks of Licensor Brand Features which
GRAPHIC:            Pages in Yahoo!  will be no larger than [___] pixels wide by [___] pixels high
                    Health           and will have a file size no greater than [___]K.
---------------------------------------------------------------------------------------------------------
                    Co-Branded       text links on Co-Branded Pages in Yahoo Health to related
                    Pages            content on the Licensor' website, to be mutually agreed upon.
---------------------------------------------------------------------------------------------------------
                    Co-Branded       Branded hotlinks in body of recipe on Co-Branded Pages in
                    Pages in Yahoo!  Living; that are no larger than 88 pixels wide by 33 pixels
                    Living           high, will have a file size no greater than 2K and will contain no animation.
---------------------------------------------------------------------------------------------------------
AUDIO:                                                                                                       --------------
---------------------------------------------------------------------------------------------------------

ADDITIONAL TERMS  [_] continued on Schedule __ (if applicable)
--------------------------------------------------------------------------------
 .   Licensor agrees to, simultaneous with the execution of this Agreement, enter into an Insertion Order for a [_________________________] media program to run on the Yahoo Properties over the course of the Term. The advertising terms and conditions are attached here to as Exhibit B, and said media program will be subject to the [___________________________ ] outlined in Exhibit B-1
 .   Licensor will have a one-time right to terminate this Agreement for
    [________] on the date that is [_________] from the Effective Date; provided that (a) Licensor must provide written notice to Yahoo on or before the date that is [__________ ] from the Effective Date and (b) the termination will become effective [__________ ] after the date that is [__________] from the Effective Date. For clarity, this Agreement may only be terminated under this section if Yahoo receives Licensor's notice of termination on or before the date that is [_______] from the Effective Date; notices received after that date will be null and void. Notwithstanding the fact that the notice of termination may be given before the [___________], the effective date of termination will be [_____________] following the Effective Date.
--------------------------------------------------------------------------------






*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.




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                                                   Santa Clara, California 95051

EXHIBIT B

STANDARD TERMS AND CONDITIONS FOR ADVERTISING AND PROMOTION PROGRAMS

Thank you for advertising with Yahoo! Inc. ("Yahoo")! The following terms and conditions (the "Standard Terms") together with the insertion order to which these Standard Terms are attached (the "Insertion Order") and Exhibit B-1 constitute the complete and entire expression of the agreement (this "Agreement") between you (the "Advertiser") and Yahoo relating to the advertising and promotion described on the Insertion Order.

1. Placement of Ad Units. Yahoo agrees to place (or, if applicable, distribute) the advertising units ("Ad Units") as provided in the Insertion Order. All Ad Units must comply with Yahoo's standard advertising specifications, including those set forth at http://docs.yahoo.com/docs/advertising/. All such specifications are subject to change in Yahoo's sole discretion. All Ad Units will be served by Yahoo and will link directly to the Co-Branded Pages as defined in the Content License Agreement entered into between the parties on the date of this Agreement (the "Content License Agreement") or the front page of Advertiser's Site (currently located at http://www.ediets.com), unless otherwise
                                        ---------------------
agreed to by Yahoo in writing. In the event of Advertiser's material breach of this Agreement, Yahoo will have the right to suspend performance of its obligations under this Agreement and any other agreement between the parties, until such breach is fully remedied.

2. Terms of Payment. Advertiser agrees to pay Yahoo in accordance with the terms and schedule set forth in Exhibit B-1. All payments are non-refundable and non-creditable and will be made by Advertiser via company check to Yahoo's main account pursuant to the instructions set forth in Exhibit B-1. Amounts not paid on or before the tenth business day following each due date will bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). Notwithstanding the foregoing, any failure by Advertiser to make payments as specified in Exhibit B-1 will constitute a material breach of this Agreement. Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting any overdue payments.

3. Positioning. Except as otherwise expressly provided in the Insertion Order, the manner in which an Ad Unit is positioned within any Yahoo property (including, without limitation, its timing) will be at the sole discretion of Yahoo. Notwithstanding anything to the contrary in the Insertion Order, Yahoo may, in its sole discretion, replace any keyword or category (or subcategory) within the Insertion Order for comparable inventory in the event that (i) Yahoo believes such keyword, category or subcategory to be a trademark, trade name, company name, product name or brand name belonging to or claimed by a third party, or (ii) Yahoo modifies the Yahoo property to which such keyword, category or subcategory relates. Further, Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of any Yahoo property, including those on which an Ad Unit is displayed or delivered.

4. Usage Statistics. Notwithstanding anything to the contrary in the Insertion Order, Yahoo makes no guarantees with respect to usage statistics, levels of impressions, Page Views, Click-Throughs or other measure for any Ad Unit (collectively, "Ad Unit Measurements") except as set forth in Exhibit B-1 "Click-Through" means a user selecting or clicking on an Ad Unit as solely measured by Yahoo's advertising reporting system. "Page View" means a user's request for a page on a Yahoo property as solely measured by Yahoo's advertising reporting system. Advertiser acknowledges and agrees that Ad Unit Measurement statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance on any such delivery obligations. The processes and technology used to generate such statistics have been certified and audited by an independent agency. No other measurements or usage statistics (including those of Advertiser or any third party) will be applicable to this Agreement. Advertiser understands that multiple Ad Units on a page requested by a user's browser, could result in multiple Ad Unit Measurements being generated.

5. Term/Termination. The term of this Agreement will be as set forth in the Content License Agreement (the "Term"). Notwithstanding the foregoing, this Agreement may be terminated at any time by either party immediately upon written notice to the other party if the other party (i) becomes insolvent, (ii) files a petition in bankruptcy, or (iii) makes an assignment for the benefit of its creditors. In addition, this Agreement may be terminated by either party on thirty (30) days written notice to the other party of such other party's material breach of any of its obligations under this Agreement (fifteen (15) days in the event that such breach is a failure to make payment)), which breach is not remedied within such thirty (30) day period.

6. No Assignment or Resale of Ad Space. Advertiser may not resell, assign or transfer any of its rights or obligations hereunder, and any attempt to resell, assign or transfer such rights or obligations without Yahoo's prior written approval will be null and void and a material breach of this Agreement. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of such party; provided that written consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a competitor of the non-assigning party. All

*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

                                                        [LOGO]
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                                                        Santa Clara,
                                                        California 95051


                                    CLAST-9

7. terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

8. [__________]. In the event that: (i) Yahoo fails to post an Ad Unit in accordance with this Agreement, or [__________________] set forth in Exhibit B-1 by the end of the Term (subject to a [____________] pursuant to Section 10), or
(ii) an Ad Unit fails to appear or function as provided in this Agreement for any reason, technical or otherwise, the sole liability of Yahoo to Advertiser will be limited to, at Yahoo's sole discretion, (x) [_______________________],
(y) placement of the Ad Unit at a later time in aposition, or (z) extension of the Term [____________________]. Notwithstanding the foregoing, Yahoo will have no liability for any failure or delay resulting from the failure or delay of Advertiser in performing any of its obligations hereunder or any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of Yahoo affecting production, function, posting or delivery of the Ad Units in any manner. Notwithstanding the foregoing, Yahoo will make [_______________] efforts to deliver in accordance with section B-1 of this Agreement, and nothing in this paragraph will affect Advertiser's right to [__________] based on the [____________________] in accordance with Exhibit B-1.

9. Advertisers Representations; Indemnification. Advertiser represents and warrants that it has all rights and licenses to perform its obligations hereunder and that Yahoo's posting of the Ad Units will not infringe the rights of any third party or violate any law or regulation. Advertiser expressly acknowledges that Yahoo accepts the Ad Units in reliance on the foregoing representations and warranties. In consideration of Yahoo's posting of the Ad Units, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless Yahoo and its affiliates, and their respective employees, representatives and agents, against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by Yahoo in connection with any claims, administrative proceedings or criminal investigations of any kind arising in any manner from the Ad Unit, any material, product or service of Advertiser to which users can link through the Ad Unit (including without limitation, any claim of trademark, patent or copyright infringement, defamation, breach of confidentiality, right of publicity or privacy violation, false or deceptive advertising or sales practices) or a breach by Advertiser of any provision of this Agreement.

10. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 8, UNDER NO CIRCUMSTANCES WILL ADVERTISER, YAHOO OR ANY AFFILIATE OF EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUE OR PROFITS, IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR POSTING OF THE AD UNIT(S), EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Provision of Advertising Materials. Advertiser will provide all materials for the Ad Unit, including without limitation Licensor Content, in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to posting of the Ad Unit. Notwithstanding anything to the contrary in this Agreement, Yahoo will have no obligation to post any Ad Unit that is not in accordance with such policies. Advertiser hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the Ad Unit (and the contents, trademarks and brand features contained therein) in accordance herewith. In the event that Advertiser fails to (i) provide Yahoo with approved materials necessary for Yahoo to activate an advertisement placement at least five (5) business days prior to the scheduled activation date of such placement, or (ii) design and operate the Advertiser Site in accordance with Section 15, then, if the Advertiser does not provide the materials within three days thereafter, (x) the number of [__________________] in Exhibit B-1 will be [______________] on a daily basis until Advertiser remedies such failure (e.g. if Yahoo committed to [__________________] over a one year period, then Yahoo's [______________] obligation would be reduced by [_____________] per day) and (y) all payments made or due hereunder will be converted to a non-refundable, non-creditable holding fee for making the applicable advertising inventory available to Advertiser. For clarity, in no event will Advertiser be entitled to a refund of any payments made hereunder.

12. Right to Reject Ad Unit. All contents of Ad Units are subject to Yahoo's reasonable approval. Yahoo reserves the right to reject or cancel any Ad Unit, insertion order, URL link, space reservation or position commitment, at any time, in its reasonable discretion (including the belief by Yahoo that placement of an Ad Unit, URL link, etc., may subject Yahoo to criminal or civil liability).

13. User Data. . With the exception of that information provided as part of the Evaluation Tool (as described in Exhibit A of the Content License Agreement), all information and data provided to Yahoo by users of the Yahoo properties or otherwise collected by Yahoo relating to user activity on the Yahoo properties will be retained by and owned solely by Yahoo. All information and data provided to Advertiser on the Advertiser Site or otherwise collected by Advertiser relating to user activity on the Advertiser Site will be retained by and owned solely by Advertiser. Each party agrees to use such information only as authorized by the user and will not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail", "spam", or any other

*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

                                                        [LOGO]
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                                                        Santa Clara,
                                                        California 95051


                                   CLAST-10

14. unsolicited mass distribution of information. Advertiser will not email users unless the user has expressly opted-in to receive such emails. Advertiser will ensure that all information provided by users of the Advertiser Site is maintained, accessed and transmitted in a secure environment and in compliance with its privacy policy (which will be posted prominently on any area in which personally identifiable or financial information is collected). Advertiser represents and warrants that (i) if any user requests or if Yahoo requests at the request of any user that Advertiser remove any personally identifiable information ("User Data") relating to such user from Advertiser's database and other records, then Advertiser will promptly remove such User Data from its database and other records, and (ii) it will not resell any User Data. Advertiser agrees that the indemnification obligation set forth in Section 8 above includes any and all losses or damages incurred by Yahoo in connection with a breach by Advertiser of this Section 12.

13. Link Back. During the Term, Advertiser must place a "Back to Yahoo" graphic link above the fold on those pages of the Advertiser Site to which users click-through from an Ad Unit. The Yahoo graphic link referred to in the previous sentence must (i) be placed in a manner determined by Advertiser subject to approval by Yahoo; (ii) contain the Yahoo name and logo exactly as provided to Advertiser by Yahoo; (iii) be no less than [_____] pixels wide and [_____] pixels high, and (iv) directly link the user back to the page designated by Yahoo on the Yahoo Properties without launching additional Internet browser windows. Yahoo hereby grants to Advertiser a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo name and logo to indicate the location of the Yahoo graphic link as set forth herein. Advertiser acknowledges Yahoo's ownership of all right, title and interest in and to the Yahoo name and logo other than the limited right to use provided in this Section. Advertiser agrees that it will not disable the "Back" button on the Internet browsers of users who click-through from an Ad Unit or otherwise interfere with the normal navigational functionality of such Internet browsers. The Parties agree that Advertiser may notify Yahoo in writing with evidence to show that the "Back to Yahoo" graphic link is negatively impacting the conversion of User Registrations. In such event, Yahoo may in its discretion waive or modify, in writing, Licensor's responsibilities under this Section 13.

14. Restricted Companies. In no event will any page on the Advertiser Site to which Users click-through from any link placed by Yahoo in connection with this Agreement, including, without limitation, the Ad Units, contain graphic or textual hyperlinks, promotion or advertising banners relating to general navigational guides or online services similar to Yahoo (including, but not limited to, those services operated by [______________________________________________________________________________]
and their respective successors). This restriction does not apply in the case of non-targeted, "run-of-site" advertisements placed on the Advertiser Site, or to links or advertisements in place on the Advertiser Site prior to the Effective Date of this Agreement, provided that Advertiser agrees that it will not renew, or permit the renewal of, any obligation in violation of this Section 14.

15.  Performance Requirements.   The Advertiser Site will comply with the scale,
speed and performance requirements mutually agreed upon by the parties and will
(i) handle no less than [________________] simultaneous requests, (ii) have a minimum [___] uptime and maximum [___] downtime (except for planned downtime which may be required for system enhancements, upgrades and preventative maintenance), and (iii) initiate data transfers within fewer than [_________] seconds, on average, of request. Advertiser will provide customer service support for all inquiries regarding the products and services offered on the Advertiser Site. Advertiser will provide, and publicize on the Advertiser Site, the following customer service resources: (x) an 800/888 phone number as a dedicated customer service line on the help pages of the Advertiser Site, (y) an email address and other contact information, and (z) conspicuous information/guidelines on Advertiser's refund policy. Without limitation, failure by Advertiser to substantially meet any of these criteria for customer service will be a material breach of this Agreement.

16. Insurance. Advertiser agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least [__________________] per occurrence. Advertiser will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of executing this Agreement. Such insurance policy will not be cancelled or modified without Yahoo's prior written consent, which will not be unreasonably withheld.

17. Promotions. In the event an Ad Unit contains a contest, sweepstake or other promotional offer (collectively a "Promotion"), it will be subject to Yahoo's approval (which approval will not be unreasonably withheld) and will be conducted in accordance with Yahoo's then-current terms with respect to such Promotion. Notwithstanding Yahoo's approval or assistance in connection with a Promotion, Advertiser will be responsible for the content of such Promotion (including but not limited to the official rules governing such Promotion) and the acquisition and fulfillment of all prizes in connection with such Promotion unless otherwise agreed by the parties in writing. The parties expressly understand and agree that the approval of the official rules or regulations for any Promotion by Yahoo will not constitute an opinion as to the legal appropriateness, accuracy or adequacy of such rules or their manner of use.

*** Brackets indicate where material has been omitted pursuant to a Confidential Treatment Request.

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                                   CLAST-11

18. Miscellaneous. This Agreement (i) will be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law, (ii) may be amended only by a written agreement executed by an authorized representative of each party, and (iii) supersedes any and all other agreements, whether written or oral, between the parties pertaining to the subject matter hereof. Any claims, legal proceeding or litigation arising in connection with this Agreement shall be brought solely in the federal courts in the Northern District of California or the state courts in the County of Santa Clara, California, and the parties consent to the jurisdiction of such courts. No conditions other than those set forth in this Agreement will be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between Exhibits B-1 and these Standard Terms, these Standard Terms will control.

19. Confidentiality. The terms and conditions of this Agreement will be considered confidential and will not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. The parties agree that a press release will be issued regarding this Agreement; provided, however, that the language and timing of such press release, and any other public announcement or press release about the existence or terms of this Agreement, must be mutually approved and consented to in writing in advance by the parties, which approval and consent will not be unreasonably withheld. Notwithstanding the foregoing, Advertiser will make no public announcement (including, but not limited to, through any press release) regarding the existence or content of this Agreement without Yahoo's prior written approval, which approval will not be unreasonably withheld. If this Agreement or any of its terms must be disclosed by Advertiser under any law, rule or regulation, Advertiser will (i) give written notice of the intended disclosure to Yahoo at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by Yahoo, that such portions and other provisions of this Agreement requested by Yahoo receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

20. Third Party Ad Serving. The parties agree that no third party may serve any Ad Unit to any Yahoo property without the prior written consent of Yahoo, which may be withheld for any reason or no reason. If Yahoo has so consented to Advertiser's use of a third party ad server ("Third Party Server") in connection with the Insertion Order, this Section 20 will apply. The Advertiser will post each Ad Unit to a staging area and will notify Yahoo of such posting at least four (4) business days prior to the date on which Third Party Server is scheduled to serve such Ad Unit to a Yahoo property. Such Ad Unit must be reviewed and approved in writing by Yahoo before it can be served by Third Party Server. Yahoo reserves the right to reject any Ad Unit or any element thereof in accordance with Sections 10 and 11 above. The Advertiser will post all scheduling changes, new target URLs, new HTML specifications, new graphics and all other new or revised Ad Units ("Revisions") to a staging area and will notify Yahoo of such posting at least (4) business days prior to the date Advertiser wishes such Revisions to take effect. Revisions will not be implemented until approved by Yahoo in writing, which approval may be withheld at Yahoo's sole discretion. If Advertiser discovers that an Ad Unit has been served to a Yahoo property (by Advertiser, Third Party Server or otherwise) in violation of this Agreement, Advertiser will immediately notify Yahoo of the violation (along with a written explanation) and remove the Ad Unit from its placement or rotation on the Yahoo properties. Nothing in this Section 20 will limit any of Yahoo's rights or remedies in the event of such breach. In the event Yahoo exercises its right to cancel an Ad Unit in accordance with these Standard Terms, Yahoo will notify Advertiser in writing. The Advertiser must cause the Ad Unit to be removed from the Yahoo properties and from its advertising rotation no later than four (4) hours after written notification by Yahoo.

These Standard Terms and this Agreement have been executed by the duly authorized representatives of the parties, and are effective as of the date of the Insertion Order.

YAHOO! INC.                                   ADVERTISER: EDIETS.COM INC.
                                                         ---------------

By: /s/                                       By: /s/
    --------------------------------              ------------------------------
Name: Elizabeth Maisand-Wilder                Name: Ronald Caporale
      ------------------------------                ----------------------------
Title: Director                               Title: EVP Business Development
       -----------------------------                 ---------------------------

Attn:  Director                               Attn:  EVP Business Development
817 W. Peachtree Street                       3467 Hillsboro Boulevard, Suite 2
Suite 305                                     Deerfield Beach, Florida 33442
Atlanta, GA 30308                             Tel:  (954) 360-9022
Tel.:  (404) 897-2500                         Fax: (954) 360-9095
Fax:  (404) 897-2504                          e-mail: ron@ediets.com
e-mail:  bmw@yahoo-inc.com

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

EXHIBIT B-1
AD UNIT MEASUREMENTS AND COMPENSATION

[_______________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________]

2. Audit Rights. Advertiser will keep and maintain complete and accurate accounting and sales books and records in accordance with generally accepted methods of accounting for all [________________] which are the subject of this Section for two (2) years after the last payment is due under this Section. Yahoo will have the right, upon reasonable notice and at its own expense, no more than once per year, to have a certified independent accountant inspect and audit such books and records that are relevant to the payments set out in this Section (and those books and records of any affiliate and subsidiary of Advertiser that may be relevant to such payments), provided that in the event that any audit reveals an underpayment of more than [__________] of the amounts due Yahoo for any calendar quarter, Advertiser will reimburse the cost of such audit. If the examination discloses a discrepancy, Advertiser will pay Yahoo the amount of any underpayment within fourteen (14) days, along with interest for the period from the original due date to the actual payment date thereon calculated at the lessor rate of (i) one and one-half percent (1.5%) per month or (ii) the maximum amount allowed by law.

COMPENSATION
1. Total Cash Payments. Advertiser will pay Yahoo a total of [___________________] in accordance with the schedule below. In addition, Advertiser will pay Yahoo [______________________] as a set up, design and implementation fee for the first six months of this Agreement and an additional [________] consultation and placement fee for the second six month period of this Agreement. Finally, Advertiser will pay Yahoo an ongoing maintenance and administrative fee totalling [_________]. The payment schedule of such fee shall be [________] payable in each of the first two quarters after effective date and [_________] in each of the third and fourth quarters from effective date.

-------------------------------------------------------------------------------
PAYMENT AMOUNT                                                 DATE
-------------------------------------------------------------------------------
[________]                        On or before the Effective Date
-------------------------------------------------------------------------------
[________]                        On or before each of the first two
                                  quarters
-------------------------------------------------------------------------------
[________]                        To be paid quarterly over the course
                                  of the Term within thirty (30) days of
                                  written invoice from
                                  Yahoo[_____________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  ___________________________________
                                  __________]
-------------------------------------------------------------------------------
[_________]                       On or before 6 months from the
                                  Effective Date
-------------------------------------------------------------------------------
[_________]                       On or before each of the last two
                                  quarters
-------------------------------------------------------------------------------
*** Brakets indicate where material has been omitted pursuant to a Confidential Treatment Request.



                                 CLAST-14                    [LOGO]
                                                     3420 Central Expressway,
                                                  Santa Clara, California 95051

Payment Schedule:

Upon signing...........................................................................[________]

June 30, 2001..........[____________________] at a price of [__________________].......[________]

 .June 30, 2001.........................................................................[________]

 .September 30, 2001....[_____________________] at a price of [___________________].....[________]

October 1, 2001........................................................................[________]

December 31, 2001......[_____________________] at a price of [___________________].....[________]

December 31, 2001......................................................................[________]

March 31, 2002.........[_____________________] at a price of [____________________]....[________]


PAYMENT INSTRUCTIONS
      Yahoo! Inc.
      Attn: Tracy Su - A/R
      3420 Central Expressway
      Santa Clara, CA 95051

      After July 30, 2001:
      Yahoo! Inc.
      Attn: Tracy Su - A/R
      701 1st Avenue
      Sunnyvale, CA 94086


*** Brakets indicate where material has been omitted pursuant to a Confidential Treatment Request.



                                 CLAST-14                    [LOGO]
                                                     3420 Central Expressway,
                                                   Santa Clara, California 95051